Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2021, relating to the financial statements of TScan Therapeutics, Inc. included in Registration Statement No. 333-255491 on Form S-1 of TScan Therapeutics, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 15, 2021